UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 24, 2023

DARLING INGREDIENTS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-13323	36-2495346
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
            5601 N. MacArthur Blvd., Irving, Texas 75038
                (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 717-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock $0.01 par value per share	DAR	New York Stock Exchange	(“NYSE”)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2023, Dirk Kloosterboer, a member of the Board of Directors (the “Board”) of Darling Ingredients Inc. (the “Company”) since 2014, notified the Board that he plans to retire from the Board effective at the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”). Mr. Kloosterboer will remain a director and maintain his committee memberships through the 2023 Annual Meeting.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 24, 2023, the board of directors (the “Board”) of Darling Ingredients Inc. (the “Company”) adopted amended and restated bylaws (the “Amended and Restated Bylaws”), effective immediately. Among other things, the amendments:

•Implement proxy access whereby a stockholder, or a group of no more than 20 stockholders, owning at least three percent of the Company’s outstanding common stock continuously for at least three years may nominate and include in the Company’s proxy materials for an annual meeting of stockholders director nominees constituting up to two individuals or 20% of the Board, whichever is greater, provided that the stockholder(s) and the nominee(s) satisfy the procedural and disclosure requirements specified in the Amended and Restated Bylaws;

•Enhance procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and the submission of stockholder proposals (other than proposals to be included in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) made in connection with annual and special meetings of stockholders, including, without limitation, as follows:

◦Requiring additional disclosures regarding nominating or proposing stockholders, the business proposed, proposed nominees and certain other persons associated with nominating or proposing stockholders and requiring the proposing or nominating stockholder to update such disclosures as of the record date and prior to the meeting date and notify the Secretary of the Company of any inaccuracy or change in such disclosures;

◦Requiring that proposed nominees make themselves available for and submit to interviews by the Board or any Board committee within 10 days following the date of any reasonable request therefor from the Board or any Board committee; and

◦Clarifying that the number of candidates a stockholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting and that stockholders may not make additional or substitute nominations following the expiration of the applicable nomination deadline;

•Address matters relating to Rule 14a-19 under the Exchange Act (the “Universal Proxy Rules”) (e.g., providing the Company a remedy if a stockholder fails to satisfy the requirements of the Universal Proxy Rules, requiring nominating stockholders to make a representation as to whether they intend to use the Universal Proxy Rules, requiring stockholders intending to use the Universal Proxy Rules to notify the Company of any change in such intent within two business days and to provide reasonable evidence of the satisfaction of the requirements of the Universal Proxy Rules at least five business days before the applicable meeting, etc.);

•Authorize the Chairman of a stockholder meeting to recess or adjourn the meeting, whether or not a quorum is present;

•Modify the provisions relating to adjournment procedures and list of stockholders entitled to vote at stockholder meetings, in each case, to reflect recent amendments to the Delaware General Corporation Law, as amended; and

•Make various other updates, including ministerial and conforming changes.

The foregoing summary of the amendments effected by the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Amended and Restated Bylaws of Darling Ingredients Inc. dated February 24, 2023.
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARLING INGREDIENTS INC.

Date: March 1, 2023	By:	/s/ John F. Sterling
John F. Sterling
Executive Vice President, General Counsel

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